MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the statement on Form 10KSB of Natco
International Inc, of our report dated August 12, 2008 on our audit of the financial statements of Natco International Inc as of March 31, 2008 and March 31,2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended March 31, 2008 and March 31,2007, and the reference to us under the caption "Experts."








/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
August 12, 2008



















2675 S Jones Blvd Suite 109, Las Vegas, NV 89146 702-253-7499
Fax 702-253-7501